UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 11, 2013, the board of directors (the “Board”) of CBOE Holdings, Inc. (“Holdings”) approved a second amendment and restatement of the Amended and Restated Bylaws of Holdings that took effect on January 17, 2014 (the “Second Amended and Restated Bylaws”), concurrently with the filing of the Second Amended and Restated Bylaws with the United States Securities and Exchange Commission. The Second Amended and Restated Bylaws adopt a majority voting standard in uncontested elections of directors to the Board. Prior to the effectiveness of the Second Amended and Restated Bylaws, directors were elected to the Board by a plurality of votes properly cast at a meeting of the stockholders where a quorum was present, regardless of whether the election of directors was contested or uncontested. Under the Second Amended and Restated Bylaws, in an uncontested election of directors, directors will be elected to the Board by a majority of votes properly cast at a meeting of the stockholders where a quorum is present. The Second Amended and Restated Bylaws retain the plurality voting standard for contested elections of directors.

The Second Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated by reference into this Item 5.03.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.1       Second Amended and Restated Bylaws of CBOE Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President and General Counsel

Dated: January 24, 2014

Exhibit Index

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of CBOE Holdings, Inc.